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                                                                      EXHIBIT 11

                BRUSH ENGINEERED MATERIALS INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS

                                                            SECOND QUARTER ENDED              FIRST HALF ENDED
                                                         ---------------------------    --------------------------
                                                            JUN 27         JUN 28          JUN 27         JUN 28
                                                             2003           2002            2003           2002
                                                         ---------------------------    --------------------------
Basic:
  Average shares outstanding                               16,563,098     16,556,439     16,558,192     16,555,553
                                                         ============   ============    ===========    ===========

  Net income                                             $     36,318   $ (2,049,000)   $(2,979,430)   $(5,883,000)

  Per share amount                                       $       0.00   $      (0.12)   $     (0.18)   $     (0.36)
                                                         ============   ============    ===========    ===========

Diluted:
  Average shares outstanding                               16,563,098     16,556,439     16,558,192     16,555,553

  Dilutive stock options based on the treasury stock
       method using average market price                       76,284              -              -              -
                                                         ------------   ------------    -----------    -----------
           Totals                                          16,639,382     16,556,439     16,558,192     16,555,553
                                                         ============   ============    ===========    ===========
  Net income                                             $     36,318   $ (2,049,000)   $(2,979,430)   $(5,883,000)

  Per share amount                                       $       0.00   $      (0.12)   $     (0.18)   $     (0.36)
                                                         ============   ============    ===========    ===========

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